UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	87-3037521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Broadway Street, Suite 900, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On February 25, 2025, ZoomInfo Technologies Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference. The information contained in Item 2.02 of this current report, including the press release attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2025, the Company announced the appointment of Rob Giglio to its Board of Directors (“Board”), effective as of March 1, 2025. Mr. Giglio will serve on the Board’s Nominating and Corporate Governance Committee. This appointment follows the resignation of Patrick McCarter, which was received February 19, 2025 and will become effective at the end of the day on February 28, 2025. Mr. McCarter’s decision was not caused, in whole or in part, by a disagreement with the Company or the Board. Mr. Giglio will serve as a Class II director with a term expiring at the Company’s 2025 Annual Meeting of Stockholders.
Mr. Giglio will participate in the Company’s non-employee director compensation program. A summary of the compensation payable to the Company’s non-employee directors was included in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, filed with the SEC on March 29, 2024, which information is incorporated herein by reference. The initial annual retainer and initial annual restricted stock unit grant to be received by Mr. Giglio will be prorated for his services during the remainder of fiscal year 2025 and the service period, respectively, starting on March 1, 2025.
In connection with his appointment to the Board, the Company intends to enter into an indemnification agreement with Mr. Giglio in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously disclosed in the Company’s public filings.
There were no arrangements or understandings between Mr. Giglio and any other persons pursuant to which he was selected as a director and there are no family relationships between Mr. Giglio and any of the Company’s directors or executive officers. In addition, Mr. Giglio is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 8.01    Other Events.
On February 21, 2025, the Board of Directors of the Company approved an additional stock repurchase program authorizing the Company to repurchase up to an additional $500 million of the Company’s Common Stock, par value $0.01 per share.

Item 9.01    Financial Statements and Exhibits.
The following Exhibit 99.1 is furnished pursuant to Item 2.02 of this report.
(d)     Exhibits.

Exhibit No.	Description
99.1	Press release dated February 25, 2025 announcing ZoomInfo Technologies Inc.'s fourth quarter and full year 2024 financial results
99.2	Press release dated February 25, 2025 announcing ZoomInfo Technologies Inc.'s Board Changes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: February 25, 2025
By:     /s/ M. Graham O'Brien
Name:  M. Graham O'Brien
Title:    Interim Chief Financial Officer